UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Thumzup Media Corporation

(Exact name of registrant as specified in its charter)

Nevada	85-3651036
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

11854 W. Olympic Blvd, Ste 1100W #13,

Los Angeles, Ca 90064

(800) 403-6150

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-279828

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities of Thumzup Media Corporation, a Nevada corporation (the “Registrant”), to be registered hereunder set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333- 279828) as originally filed with the Securities and Exchange Commission on May 30, 2024, including any subsequent amendments thereto (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which prospectus will constitute a part of the Form S-1, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed hereunder because no other securities of the Company are registered on the Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 28, 2024	THUMZUP MEDIA CORPORATION

	By:	/s/ Robert Steele
	Name:	Robert Steele
	Title:	Chief Executive Officer (Principal Executive Officer)